Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Esports Technologies, Inc. on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our audit opinion report dated December 9, 2020, with respect to the audited financial statements of Esports Technologies, Inc for the period ended September 30, 2020, included in Form S-1, as filed (File No. 333-254068), of Esports Technologies, Inc.

Very truly yours,

/s/PWR CPA, LLP

PWR CPA, LLP

Houston, TX

April 14, 2021